SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 21, 1998

                         STANDARD AUTOMOTIVE CORPORATION
                       ----------------------------------
               (Exact Name of Registrant as Specified in Charter)

 Delaware                         001-13657                     59-2018007
 --------                         ---------                     ----------
(State or Other Jurisdiction     (Commission                   (IRS Employer
    of Incorporation             File Number)                Identification No.)

321 Valley Rd., Hillsborough, NJ                                      08876-4056
--------------------------------                                      ----------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, (908) 369-5544
                               --------------

Item 7. Financial Information, Pro Forma Financial Information and Exhibits

      (a) Pro Forma Financial Information

      The Unaudited Pro Forma Combined Balance Sheet of Standard Automotive Corporation ("SAC") at June 30, 1998 and the Unaudited Pro Forma Combined Statements of Income of SAC for the fiscal year ended March 31, 1998 and the three months ended June 30, 1998 which are set forth below, give effect to the acquisition of R/S Truck Body Co., Inc. on July 21, 1998, based upon the assumptions set forth below, and in the notes to such statements. The acquisition has been accounted for as a "purchase".

      The unaudited pro forma financial information has been included pursuant to the requirements set forth in applicable rules of the SEC and is provided for comparative purposes only. The unaudited pro forma financial information presented does not purport to be indicative of the financial position or operating results which would have been achieved had the acquisitions taken place at the date indicated and should not be construed as representative of the Company's financial position or results of operations far any future date or period.

      The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable under the circumstances; however the actual recording of the R/S acquisition (which recording management does not expect to vary materially) will be based on independent appraisals, evaluations and estimates of fair values.

                         R & S TRUCK BODY COMPANY, INC.
                          AUDITED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1997

                           William E. Bottoms, P.S.C.

                          CERTIFIED PUBLIC ACCOUNTANTS
                          Junction U.S. 23 and Route 80
                                  P.O. Box 849
                          Prestonsburg, Kentucky 41653

WILLIAM E. BOTTOMS, C.P.A.                                              Members:
                                 (606) 874-8025       KENTUCKY SOCIETY OF C.P.A.
                                                       AMERICAN INSTITUTE C.P.A.

                                February 12, 1998

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of R & S Truck Body Company, Inc.

      We have audited the accompanying balance sheets of R & S Truck Body Company, Inc. (a Kentucky corporation) as of December 31, 1996 and 1997, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R & S Truck Body Company, Inc. as of December 31, 1996, and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ William E. Bottoms, P.S.C., C.P.A.

                          R & S TRUCK BODY CO., INC.
                                Balance Sheets
                          December 31, 1997 and 1996

                                                         1997            1996
                                     ASSETS

CURRENT ASSETS
Cash                                                 $ 2,386,350    $ 2,322,383

Accounts Recievable (Note 2)                           1,265,646      1,350,415
Less Allowance for Doubtful Accounts                    (266,142)      (288,583)
                                                     -----------    -----------
Accounts Recievable - Net                                999,504      1,061,832

Inventory - at lower of cost (FIFO)
  or Market - (Note 3)                                 2,473,041      2,417,122
Prepaid Expenses                                           7,324          9,438
                                                     -----------    -----------
  Total Current Assets                                 5,866,219      5,810,775

PROPERTY, PLANT AND EQUIPMENT - (Note 4)
Equipment and Leasehold Improvements                   3,784,182      3,518,494
Less Accumulated Depreciation                         (2,723,972)    (2,260,363)
                                                     -----------    -----------
  Property, Plant and Equipment - Net                  1,060,210      1,258,131

OTHER ASSETS
Cash Surrender Value - Life Insurance                     24,745         25,740
Unamortizated Legal & Finance Costs                      163,223        177,162
  Davidson Project                                       955,545         70,003

Total Assets                                         $ 8,069,942    $ 7,341,811
                                                     ===========    ===========

          See accountant's report and notes to financial statements.

R & S TRUCK BODY CO., INC.
Balance Sheets
December 31, 1997 and 1996

                                                       1997              1996
LIABILITIES AND
  STOCKERHOLDERS' EQUITY

CURRENT LIABILITIES
Notes Payable - Current Maturities                      4,221             4,000
Accounts Payable - Trade                              242,605           589,997
Payroll and Payroll Taxes                           1,124,333           943,475
Accrued Expenses                                       37,703           290,671
Provision for Warranty Repairs                         56,000            56,000
                                                  -----------       -----------
   Total Current Liabilities                        1,464,862         1,884,143

LONG - TERM LIABILITIES
Notes Payable - (Note 5)                              902,153            95,483
Less Current Maturities                                (4,221)           (4,000)
                                                  -----------       -----------
Long-Term Libilities - Net                            897,932            91,483
                                                  -----------       -----------
Total Liabilities                                   2,362,794         1,975,626

STOCKHOLDERS' EQUITY
Common Stock $100 Par Value
Authorized 800 shares: Issued
  and Outstanding, 360 Shares                          36,000            36,000
Retained Earnings                                   5,671,148         5,330,185
                                                  -----------       -----------
Total Stockholders' Equity                          5,707,148         5,366,185
                                                  -----------       -----------
Total Liabilities and
Stockholders' Equity                              $ 8,069,942       $ 7,341,811
                                                  ===========       ===========

           See accountant's report and notes to financial statements.

                           R & S TRUCK BODY CO., INC.
                                Income Statements
                 For the years ended December 31, 1997 and 1996

                                                       1997              1996

SALES NET                                          $20,146,681       $21,952,644

COST OF SALES
Materials Cost                                      10,345,307        11,325,397
Plant Expense (Schedule A)                           4,516,432         4,770,895

Cost of Goods Sold                                  14,861,739        16,096,292
                                                   -----------       -----------
Gross Profit                                         5,284,942         5,856,352

General and Selling
Expenses (Schedule B)                                3,663,462         3,947,950
                                                   -----------       -----------
Operating Income                                     1,621,480         1,908,402
Other Income (Expense) (Schedule C)                    247,640            73,37l
                                                   -----------       -----------

Net Income                                         $ 1,869,120       $ 1,981,773
                                                   ===========       ===========

           See accountant's report and notes to financial statements.

                            R & S TRUCK BODY CO., INC.
                             Statement of Cash Flows
                 For the years ended December 31, 1997 and 1996

                                                           1997         1996
Cash flows from operating activities:

   Net Income                                        $ 1,869,120    $ 1,981,773
                                                     -----------    -----------
   Adjustments to reconcile net income to net cash provided by operating activities:

      Depreciation and amortization                      463,609
      Net Change to Accumulated Deprn. for disposal                    (286,242)
      (Increase) decrease in accounts receivable          84,769        434,505
      (Increase) decrease in prepaid expenses              2,114         23,011
      (Increase) decrease in inventories                 (55,919)      (225,251)
      (Increase) decrease in other assets               (870,608)        15,067
      Increase (decrease) in accounts payable           (347,392)       l37,933
      Increase (decrease) in accrued liabilities         (72,110)       187,720
                                                     -----------    -----------
      Total adjustments                                 (795,537)       286,743
                                                     -----------    -----------
   Net cash provided (used) by operating
     activities                                        1,073,583      2,268,516
                                                     -----------    -----------
Cash flows from investing activities:

   Cash payments for the purchase of property           (265,688)
   Provision for losses on accounts receivable           (22,441)        88,583
   Net Change to Fixed Assets                                          (519,594)
                                                     -----------    -----------
   Net cash provided (used) by investing activities     (288,129)      (431,011)
                                                     -----------    -----------
Cash flows from financing activities:

   Proceeds from issuance of long-term debt              806,670
   Principal payments on long-term debt                                  (1,496)
   Dividends paid                                     (1,528,157)    (1,096,233)
                                                     -----------    -----------
   Net cash provided (used) by financing activities     (721,487)    (1,097,729)
                                                     -----------    -----------
Net increase (decrease) in cash and equivalents           63,967        739,776

Cash and equivalents, beginning of year                2,322,383      1,582,607
                                                     -----------    -----------
Cash and cash equivalents, end of year               $ 2,386,350    $ 2,322,383
                                                     ===========    ===========

          See accountant's report and notes to financial statements.

                           R & S TRUCK BODY CO., INC.
                                Retained Earnings
                For the years ended December 31, 1997 and 1996

                                                      1997              1996

Retainings Earnings Beginning                     $ 5,330,195       $ 4,444,645

Net Income                                          1,869,120         1,981,773

Distributions of Current Earnings                  (1,528,165)       (1,096,223)
                                                  -----------       -----------

Retained Earnings Ending                          $ 5,671,150       $ 5,330,195
                                                  ===========       ===========

                            See Accountant's Report.

                         R & S TRUCK BODY COMPANY, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             DECEMBER 31, 1996, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            R & S Truck Body Company, Inc. is a Kentucky corporation engaged in the manufacture and sales of truck bodies for a variety of applications. The Corporation also manufactures suspensions for truck bodies. The Corporation currently operates a single plant site, Allen Kentucky.

            The accounting records of the Corporation are maintained using the accrual method of accounting for both financial reporting purposes as well as for income tax purposes.

            Accounts receivable represent amounts due from trade customers as well as employees. Provision for doubtful accounts was made using the reserve method of accounting for bad debt expense.

            Inventories are stated at the lower of cost (determined on a first-in, first-out basis; FIFO) or market and included material, labor and factory overhead.

            Equipment and leasehold improvements are stated at cost. The provision for depreciation is computed using both the straight line and declining balance methods. Depreciation amounts are the same for both financial statements and tax purposes for assets acquired prior to January 1, 1981. The Economic Recovery Act of 1981 requires that, for the federal tax purposes, the Accelerated Cost Recovery System guidelines for depreciation be used for assets. Maintenance and repairs are charged to expense as incurred. Costs of improvements and renewals are capitalized and property replaced is accounted for as a replacement.

            For income tax purposes certain items of income and expense are recognized in different periods from those in which such items are recognized for financial statement purposes. These items include MACRS and ACRS depreciation.

            The Corporation filed an election with the Internal Revenue Service to be taxed as an S Corporation for the fiscal year beginning October 1, 1986. Income from S Corporations is not generally taxed at the corporate level but is passed through to the stockholders. This election resulted in the Corporation having to adopt a calendar year in order to comply with Internal Revenue Service regulations.

                         R & S TRUCK BODY COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             DECEMBER 31, 1996, 1997

NOTE 2 - ACCOUNTS RECEIVABLE AND PROVISION FOR DOUBTFUL ACCOUNTS:

            Accounts receivable consists of the following:

                                                      1997              1996

Trade Accounts                                    $ 1,258,715       $ 1,349,978
Other                                                   6,930               437
                                                  -----------       -----------
Less: Allowance for                                 1,265,645         1,350,415

      Doubtful Accounts                               266,142           288,583
                                                  -----------       -----------
Accounts Receivable - Net                         $   999,503       $ 1,061,832
                                                  ===========       ===========

            The Tax Reform Act of 1986 required that the reserve method no longer be used for income tax purposes.

NOTE 3 - INVENTORIES

            Inventories consist of the following:

                                                      1997              1996
Raw Materials

      Steel & Aluminum                            $   382,548       $   480,689
      Parts & Distributor Goods                     1,138,231         1,136,951
                                                  -----------       -----------
                                                    1,520,779         1,617,640

Work-In-Process                                        81,551            30,895

Finished Goods                                        870,711           768,587
                                                  -----------       -----------
Total Inventory                                   $ 2,473,041       $ 2,417,122
                                                  ===========       ===========

                         R & S TRUCK BODY COMPANY, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             DECEMBER 31, 1996, 1997

NOTE 4 - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

            Equipment and leasehold improvements at December 31, 1996 consisted of the following:

                                                   Accumulated      Book
                                        Costs     Depreciation     Value
                                        -----     ------------     -----

      Shop Equipment                  $2,092,287   $1,060,482   $1,031,805
      Automotive Equip                   146,578      138,223        8,355
      Leasehold Improvements             387,034      387,034          -0-
      Office Equipment                   447,271      322,713      124,558
      Aircraft                           445,324      351,911       93,413
                                      ----------   ----------   ----------
                                      $3,518,494   $2,260,363   $1,258,131
                                      ==========   ==========   ==========

            Equipment and leasehold improvements at December 31, 1997 consisted of the following:

                                                   Accumulated      Book
                                        Costs     Depreciation     Value
                                        -----     ------------     -----

      Shop Equipment                  $2,200,139   $1,386,821   $  813,318
      Automotive Equip                   285,628      163,134      122,494
      Leasehold Improvements             387,034      387,034          -0-
      Office Equipment                   466,057      372,797       93,260
      Aircraft                           445,324      414,186       31,138
                                      ----------   ----------   ----------
                                      $3,784,182   $2,723,972   $1,060,210
                                      ==========   ==========   ==========

NOTE 5 - NOTES PAYABLE

            December 31, 1996

      Notes Payable consist of the following:

            Star Bank - 25 year term loan                         $ 95,483
                                                                  --------
      Total                                                       $ 95,483
      Less: Current Maturities                                       4,000
                                                                  --------
      Long-Term Liabilities                                       $ 91,483
                                                                  ========
            December 31, 1997

            Notes Payable consist of the following:
            Star Bank - 25 year term loan                         $ 93,084
            Star Bank - 20 yr Construction loan                    809,069
                                                                  --------
      Total                                                       $902,153
      Less: Current Maturities                                    $  4,221
                                                                  --------
      Long Term Liabilities                                       $897,932
                                                                  ========

                         R & S TRUCK BODY COMPANY, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             DECEMBER 31, 1997, 1996

NOTE 5 - NOTES PAYABLE (CONTINUED)

            The Corporation has a $2,500,000 working capital line of credit with Star Bank NA of Cincinnati. None of this credit was used at December 31, 1997.

            To finance its expansion project, the Corporation has a $2,500,000 term loan line of credit with Star Bank NA to use for equipment purchases. This term loan is to be repaid over 7 years, with principal payments beginning at May 1, 1999. There is an additional $100,000 term loan line of credit with Star Bank NA to finance its project. This term loan is to be repaid over 25 years beginning June 30, 1996. All of this credit line has been used at December 31, 1997.

            Future Payment Obligations

                       1998                $  4,221
                       1999                   4,221
                       2000                   4,221
                       2001                   4,221
                       2002                   4,221
                                           --------
                   Over 7 Years              71,979
                                           ========

            To finance its building project, the Corporation has a $4,000,000 construction loan line of credit with Star Bank NA. The construction loan is to be repaid over 20 years beginning at May 1, 1999. $809,069 of this credit line has been advanced at December 31, 1997.

            The Corporation also has a term loan line of credit with Star Bank NA to finance its building project. This term loan is to be repaid over 10 years with principal payments beginning May 1, 1999. None of this credit line was used at December 31, 1997.

            All of the lines of credit are secured by all accounts receivable, inventory, equipment, and fixtures. The construction loan will be additionally secured by a mortgage on the real estate.

NOTE 6 - INCOME TAXES

            As stated in Note 1, the Corporation filed an election with the Internal Revenue Service to be taxed as an S Corporation, accordingly no current provision for income tax is presented. There are differences between financial statement income and tax return income as a result of timing differences (see Note 1) as well as provisions of the Tax Reform Act of 1986 (see Note 2). Additionally, the provisions of the Tax Reform Act result in the Corporation being able to deduct for tax purposes 50% of entertainment expenses.

                         R & S TRUCK BODY COMPANY, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             DECEMBER 31, 1997, 1996

NOTE 7 - LEASE ON PLANT SITES

            The Corporation has three leases covering the site on which the Allen plant is located. These leases are as follows:

      R & S Lease
            Expiration Date - September 11, 1998
            Annual Rent - $24,000.00
            Total Liability to September 1998 - $16,000

      Old Reynolds Lease
            Expiration Date - September 11, 1998
            Annual Rent - $18,000.00
            Total Liability to September 1998 - $12,000

      May Lease
            Expiration Date - September 11, 1998
            Annual Rent - $12,000.00
            Total Liability to September 1998 - $ 8,000

      Future Payment Obligation:
            1998                         36,000
            Over Five Years                 -0-
                                       --------
                                       $ 36,000
                                       ========

NOTE 8 - NEW FACILITY CONSTRUCTION

            At December 31, 1997 the Corporation has purchased land from Floyd County Development Authority, and signed a construction contract with Gray Company to build a new manufacturing and office facility. The project is underway and is estimated to be completed by September 11, 1998.

                         STANDARD AUTOMOTIVE CORPORATION
                            Pro forma Balance Sheets
                              As at June 30, 1998

                                                         As at June 30, 1998
                                                         -------------------
                                            SAC       R/S     Combined  Adjustments     Pro forma
                                        ---------------------------------------------------------
Assets                                                                                    (1)
Cash and cash equivalents                 $  2,009  $  2,457   $  4,466    $ (1,523) (2)  $2,943
Accounts receivable, net                     3,068     1,777      4,845           -        4,845
Inventory                                    8,922     2,401     11,323           -       11,323
Prepaid expenses                               441         7        448           -          448
Deferred taxes                                 357         -        357           -          357
                                        ---------------------------------------------------------
     Total current assets                   14,797     6,642     21,439      (1,523)      19,916

Property and equipment, net                  1,933     7,019      8,952           -        8,952
Intangable assets                           15,380         -     15,380      18,700  (4)  34,080
Capitalized acquisition and financing costs    901       156      1,057           -        1,057
                                        ---------------------------------------------------------
                                          $ 33,011  $ 13,817   $ 46,828    $ 17,177     $ 64,005
                                        =========================================================
Liabilities and Shareholders' Equity
Accounts payable                          $  2,699       905   $  3,604           -       $3,604
Accrued expenses                               758       416      1,174           -        1,174
Income and other taxes payable                 272        41        313           -          313
                                        ---------------------------------------------------------

     Total current liabilities               3,729     1,362      5,091           -        5,091

Note payable  (3)                            4,453     5,639     10,092      14,251  (6)  24,343

Shareholders' equity:
Preferred stock                                  1                    1                        1
Common stock                                     3        36         39         (36)           3
Common stock subscription receivable            (2)                  (2)          -           (2)
Additional paid-in capital                  24,621               24,621       2,962       27,583
Retained earnings                              206     6,780      6,986           -        6,986

     Total shareholders' equity (deficit)   24,829     6,816     31,645       2,926       34,571
                                        ---------------------------------------------------------
                                          $ 33,011  $ 13,817   $ 46,828    $ 17,177     $ 64,005
                                        =========================================================

(1) Reflects the R/S acquisition for $24,100,000 based on the following:
         Cash to Seller                                                          $ 13,670
         Stock issued to Seller - 95,126 shares at an average of $10.50/share       1,000
         Land & Building refinanced                                                 6,441
         Fees:  Cash  - Investment banking, brokers, legal accounting, etc.         1,162
                     Stock  - 185,000 shares @ $9.875/share fair market value       1,827
                                                                                 --------
                                                                                 $ 24,100
                                                                                 ========

(2) Reflects the reduction in cash used to pay acquisition costs
(3) SAC's note payable of $4,453,000 was the amount due to the seller of a previous acquisition. R/S's note payable of $5,639,000 was on the land and building. Both notes were paid-off and refinanced concurrently with the acquisition of R/S.
(4) Reflects the purchase price in excess of net assets acquired recorded at approximately $18,700,000.
(5) To increase the debt payable to reflect the total debt outstanding at the close with interest at 8.1%.

                                         Fiscal Year                                           Fiscal Year
                                           Ended       Year Ended                                 Ended
                                          3/31/98       12/31/97                                 3/31/98
                                         -------------------------                             ----------
                                            SAC           R/S      Combined      Adjustments    Pro forma
                                         ----------------------------------------------------------------
                                                                                                    (1)
Revenues                                  $ 7,936      $ 20,147    $ 28,083     $      -        $ 28,083

Cost of revenues                            6,094        14,862      20,956            -          20,956
Selling, general and administrative exp.      407         3,663       4,070         (460) (3)      3,610
Amortization of intangibles                   130             -         130          468  (2)        598
                                         ----------------------------------------------------------------
Total operating costs and expenses          6,631        18,525      25,156            8          25,164
                                         ----------------------------------------------------------------
Operating income                            1,305         1,622       2,927           (8)          2,919
Bridge Note interest expense                 (375)            -        (375)           -            (375)
Interest expense                              (75)            -         (75)      (1,500) (4)     (1,575)
Other income (expense)                        (54)          247         193            -  .          193
                                         ----------------------------------------------------------------
Income before provision for income taxes      801         1,869       2,670       (1,508)          1,162
Provision for income taxes                    458             -         458          (43) (5)        415
                                         ----------------------------------------------------------------
Net income                                    343      $  1,869    $  2,212     $ (1,465)       $    747
                                         ================================================================
Preferred dividend                            184                       184            -             184

Basic and diluted net income per share    $  0.09                                               $   0.26
                                         ========                                                 =======
Basic and diluted weighted average
      number of shares outstanding          1,846           280       2,126            -           2,126

----------
(1) Reflects the R/S acquisition as if it had occurred at the beginning of the fiscal year.
(2) Reflects the amortization of purchase price in excess of net assets acquired recorded at approximately $18,700,000 and assumes useful lives between 20-40 years. However the actual recording of the R/S acquisition (which recording management does not expect to vary materially) will be based on independent appraisals, evaluations and estimates of fair values.
(3)   Included in general and administrative expenses are bonuses of $460,000.
(4) Reflects incremental interest expense on approximately $19,900,000 of additional debt at 8.1%.
(5) Pro forma net income reflects a provision for income taxes since R/S had been an S Corporation before being acquired. Such provision assumes an effective tax rate of 40%.

                                                          3 Months Ended June 30, 1998
                                                          ----------------------------
                                             SAC        R/S     Combined    Adjustments    Pro forma
                                         -----------------------------------------------------------
                                                                                              (1)
Revenues                                 $ 7,880     $ 6,395    $ 14,275        $ -        $ 14,275

Cost of revenues                           6,153       4,482      10,635          -          10,635
Selling, general and administrative exp.     728         820       1,548       (115) (3)      1,433
Amortization of intangibles                  190           -         190        117  (2)        307
                                         -----------------------------------------------------------
Total operating costs and expenses         7,071       5,302      12,373          2          12,375
                                         -----------------------------------------------------------
Operating income                             809       1,093       1,902         (2)          1,900
Interest expense                             (86)          -         (86)      (375)           (461)
Other income (expense)                       (56)         19         (37)         -  (4)        (37)
                                         -----------------------------------------------------------
Income before provision for income taxes     667       1,112       1,779       (377)          1,402
Provision for income taxes                   327           -         327        340             667
                                                                                     (5)
                                         -----------------------------------------------------------
Net income                                   340     $ 1,112     $ 1,452     $ (717)          $ 735
                                         ===========================================================
Preferred dividend                           293                     293          -             293

Basic and diluted net income per share    $ 0.05                                             $ 0.17
                                          ======                                             =======
Basic and diluted weighted average
      number of shares outstanding         3,095         280       3,375          -           3,375

----------
(1) Reflects the R/S acquisition as if it had occurred at the beginning of the fiscal year.
(2) Reflects the amortization of purchase price in excess of net assets acquired recorded at approximately $18,700,000 and assumes useful lives between 20-40 years. However the actual recording of the R/S acquisition (which recording management does not expect to vary materially) will be based on independent appraisals, evaluations and estimates of fair values.
(3)   Included in general and administrative expenses are bonuses of $115,000.
(4) Reflects incremental interest expense on approximately $19,900,000 of additional debt at 8.1%.
(5) Pro forma net income reflects a provision for income taxes since R/S had been an S Corporation before being acquired. Such provision assumes an effective tax rate of 40%.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STANDARD AUTOMOTIVE CORPORATION
                                    -------------------------------
                                            (Registrant)


Date: October 5, 1998               By: /s/ Roy Ceccato
                                        -----------------------------
                                        Name:  Roy Ceccato
                                        Title: Chief Financial Officer


                                      -5-